                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.333-31344, 333-42770, 333-75168, 333-82654 and 333-109258) and
Form S-4 (Nos. 333-33912, 333-42778, 333-75882, 333-90401 and 333-90403) and in
the related Prospectuses and in Form S-8 (Nos. 333-15355, 333-15353, 333-29321, 333-15349, 333-15357, 333-29319, 333-84381, 333-84373, 333-84377, 333-93397,
333-93249, 333-35896, 333-38472, 333-71396, 333-71398, 333-81234, 333-82598,
333-102543, 333-104856 and 333-104857) of Millennium Pharmaceuticals, Inc. of our report dated January 21, 2004, with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                /s/ Ernst & Young LLP

Boston, Massachusetts
March 5, 2004